UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) July 1, 2005

                             SHELTER PROPERTIES V
            (Exact name of Registrant as specified in its charter)


            South Carolina            0-11574                 57-0721855
      (State or other jurisdiction  (Commission            (I.R.S. Employer
         of incorporation or        File Number)        Identification Number)
           organization)
                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Shelter Properties V (the "Registrant") owns a 99.99% interest in Foxfire Apartments V Limited Partnership, a South Carolina limited partnership (the "Partnership"). The Partnership owns Foxfire Apartments, a 266-unit apartment complex located in Atlanta, Georgia ("Foxfire"). As disclosed in the Registrant's Current Report on Form 8-K dated May 12, 2005, the Partnership and seven other partnerships that own apartment complexes containing an aggregate of 1,554 units, collectively (the "Selling Partnerships"), entered into a Purchase and Sale Contract (the "Purchase Agreement") with a third party, The Bethany Group, LLC, a California limited liability company (the "Purchaser") to sell the eight apartment complexes owned by the Partnerships to the Purchaser for a total sales price of $102,547,082, of which $10,445,347 represented the sales price for Foxfire. Each of the Selling Partnerships is affiliated with AIMCO Properties, L.P., an affiliate of the general partner of the Partnership ("AIMCO Properties").

On July 1, 2005, the Partnership entered into a First Amendment to Purchase and Sale Contract (the "Amended Purchase Agreement") with the Purchaser, amending the Purchase Agreement for the sale of Foxfire.

With respect to Foxfire, the Amended Purchase Agreement has the effect of reducing the sales price for Foxfire to $9,725,347 and changing the expected closing date of the transaction from June 30, 2005 to July 29, 2005. Furthermore, the Amended Purchase Agreement grants the Purchaser the right to extend the closing date to August 31, 2005 by delivering an additional deposit.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                SHELTER PROPERTIES V
                                (a South Carolina Limited Partnership)


                                By: Shelter Realty V Corporation
                                    Corporate General Partner


                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President


                               Date: July 8, 2005